Exhibit 99.1

HEALTH GRADES, INC. AND AFFILIATES OF

VESTAR CAPITAL PARTNERS V, L.P. ANNOUNCE

EXTENSION OF TENDER OFFER FOR SHARES OF HEALTH GRADES, INC.

Approximately 89.8% of Fully-Diluted Shares Tendered

Golden, Colorado and New York, New York, September 10, 2010  —  Mountain Acquisition Corp. and Mountain Merger Sub Corp., affiliates of Vestar Capital Partners V, L.P. (“Vestar”) formed for the purpose of acquiring Health Grades, Inc. (Nasdaq: HGRD) (“HealthGrades”), and HealthGrades today announced the extension of the offer period for the previously announced tender offer for all of the outstanding shares of common stock of HealthGrades, at a purchase price of $8.20 per share in cash, without interest and less any applicable withholding taxes, until 9:00 AM, New York City time, on Thursday, September 16, 2010.

As announced previously, on August 10, 2010, Mountain Acquisition Corp. and Mountain Merger Sub Corp. commenced a tender offer for all outstanding shares of common stock of HealthGrades at a price of $8.20 per share in cash, without interest and less any applicable withholding taxes. The tender offer was previously set to expire at 9:00 AM, New York City time, on Friday, September 10, 2010.

The depositary for the tender offer has advised that as of 5:00 PM, New York City time, on Thursday, September 9, 2010, approximately 26,298,372 HealthGrades shares had been validly tendered and not withdrawn (excluding shares tendered by notices of guaranteed delivery).  These shares, in addition to the restricted and option shares (net of withholding for taxes and costs of exercise) that are committed to be sold to Mountain Merger Sub Corp. pursuant to the previously disclosed support agreements with certain executives, represent approximately 89.8% of the total outstanding shares of HealthGrades on a fully diluted basis, excluding certain shares to be issued pursuant to a non-competition agreement with one of the executives.  Including the shares to be issued pursuant to such non-competition agreement, such tendered and committed shares represent approximately 90.3% of the total outstanding shares of HealthGrades on a fully diluted basis, such that Mountain Merger Sub Corp. would be permitted to consummate a “short-form” merger under Delaware law.  Excluding shares tendered pursuant to the support agreements, the tendered shares represent approximately 71.5% of the total outstanding shares on a fully-diluted basis, excluding certain shares to be issued pursuant to a non-competition agreement with one of the executives, and approximately 87.6% of all shares not subject to support agreements.  Except for the extension of the expiration date of the tender offer, all other terms and conditions of the tender offer remain unchanged.

The parties have agreed to amend the previously announced Agreement and Plan of Merger, among Mountain Merger Sub Corp., Mountain Acquisition Corp., Mountain Acquisition Holdings, LLC, and HealthGrades, dated July 27, 2010, as amended on August 9, 2010, to extend the offer in order to provide the parties and HealthGrades’ stockholders with additional time to continue to evaluate their alternatives and potential actions in light of the ruling issued by the Delaware Court of Chancery on September 3, 2010 in the action styled In re Health Grades, Inc. Shareholders Litigation, which ruling was previously disclosed by Vestar and its affiliates and by HealthGrades in filings with the Securities and Exchange Commission. Subject to the terms of the merger agreement, as amended, Vestar and HealthGrades remain committed to consummating the tender offer and the merger.

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About Vestar Capital Partners

Vestar Capital Partners is a leading global private equity firm with more than 22 years of experience investing in middle-market companies with $7 billion in assets currently under management. From its headquarters in New York, and through its five offices in the U.S. and Europe, Vestar employs its value-oriented investment approach across a variety of industries in companies ranging in total enterprise value from $250 million to $3 billion and operations in five key industry sectors: consumer/services, diversified industries, healthcare, media/communication, and financial services. Vestar invests and collaborates with incumbent management teams, family owners or corporations in a creative, flexible and entrepreneurial way to build long-term franchise and enterprise value. Since 1988, Vestar has completed 66 investments in companies with total enterprise value of over $30 billion. Vestar has operations in New York, Boston, Denver, Milan, Munich and Paris. For more information, please visit www.vestarcapital.com.

About HealthGrades

HealthGrades is the leading independent healthcare ratings organization, providing quality ratings, profiles and cost information on the nation’s hospitals, physicians, nursing homes and prescription drugs. Millions of patients and many of the nation’s largest employers, health plans and hospitals rely on HealthGrades’ quality ratings, advisory services and decision-support resources. The HealthGrades network of websites, including HealthGrades.com and WrongDiagnosis.com, is a top-ten health property according to ComScore and is the Internet’s leading destination for patients choosing providers. More information on the company can be found at www.healthgrades.com.

Additional Information and Where to Find It

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. An affiliate of Vestar has filed a Schedule TO Tender Offer Statement (including amendments thereto and an offer to purchase, a related letter of transmittal, and other offer documents) with the U.S. Securities and Exchange Commission (“SEC”), and HealthGrades has filed a Schedule 14D-9 Solicitation/Recommendation Statement (including amendments thereto) with respect to the offer. Holders of shares of HealthGrades are urged to read the relevant tender offer documents because they contain important information that holders of HealthGrades securities should consider before making any decision regarding tendering their securities. Those materials and all other documents filed by Vestar, Mountain Acquisition Corp. or Mountain Merger Sub Corp. with the SEC are available at no charge on the SEC’s web site at www.sec.gov. The Schedule TO Tender Offer Statement, Schedule 14D-9 Solicitation/Recommendation Statement and related materials may be obtained for free by directing such requests to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, Toll-Free Telephone: (888) 750-5834.

In addition, HealthGrades files annual and special reports and other information with the SEC. You may read and copy any reports or other information filed by HealthGrades at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. HealthGrades’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Contacts

For more information, please contact:

Health Grades, Inc.:

Media Contact:

Scott Shapiro

(720) 219-8203

sshapiro@healthgrades.com

Investor Contact:

Allen Dodge

(303) 716-0041

adodge@healthgrades.com

Vestar Capital Partners:

Carol Makovich

(203) 622-4781

carol@blicksilverpr.com

Kristin Celauro

(732) 291-5456

kristin@blicksilverpr.com

Safe Harbor Statement

This press release contains forward-looking statements, including those relating to the anticipated acquisition of HealthGrades by an affiliate of Vestar. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition. These risks and uncertainties associated include, among others, uncertainties as to how many of HealthGrades’ stockholders will tender their shares pursuant to the tender offer, uncertainties as to whether competing offers will be made, and the possibility that various closing conditions to the tender offer or the subsequent merger may not be satisfied or waived, and the risk that stockholder litigation in connection with the tender offer and subsequent merger may result in significant costs of defense, indemnification and liability. Other factors that may cause HealthGrades’ actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in HealthGrades’ filings with the SEC, including the “Risk Factors” sections of HealthGrades’ periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of HealthGrades’ filings with the SEC may be obtained at the “Investor Relations” section of HealthGrades’ website at www.healthgrades.com or at www.sec.gov. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Unless required by law, Health Grades does not undertake to update its forward-looking statements.